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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Norwest Advantage Funds:


We consent to the use of our report, incorporated by reference into the statement of additional information, and to the reference to our Firm under the headings "Financial Highlights" in the prospectuses and "Counsel and Auditors" in the statements of additional information.

                                   /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
February 28, 1996